UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 19, 2019
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR §230.405) or Rule 12b-2 of the Exchange Act (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2019, Raymond James Financial, Inc. (“RJF”) and Raymond James & Associates, Inc. (“RJA”, and together with RJF, the “Companies”) entered into an unsecured $500 million revolving credit agreement (the “Credit Agreement”) with a syndicate of lenders led by Bank of America, Citibank, JPMorgan Chase Bank and Regions Bank.

The Credit Agreement replaces the previous unsecured $300 million revolving credit agreement entered into by RJF with a syndicate of lenders led by Bank of America and Regions Bank on August 6, 2015.

Amounts borrowed under the Credit Agreement are repayable at maturity on February 19, 2024. The proceeds of loans under the Credit Agreement are to be used by RJF to finance working capital and other corporate purposes and by RJA for short-term operating needs. Under certain conditions, the Companies may elect to increase the aggregate principal amount of commitments under the Credit Agreement to a maximum amount of $750 million with a sub-limit on borrowings by RJF not to exceed $300 million. None of the lenders under the Credit Agreement are obligated to provide such additional commitments to the Companies.

Borrowings under the Credit Agreement will bear interest at (i) LIBOR for specified interest periods or (ii) a floating base rate (based upon the highest of (a) Bank of America, N.A.’s prime rate, (b) the Federal Funds rate plus 0.50% and (c) LIBOR for an interest period of one month plus 1.00%), plus, in either case, an applicable margin determined with reference to the non-credit-enhanced, senior unsecured long-term debt ratings of RJF. Based on the current debt rating of RJF, the applicable margin for LIBOR-based loans would be 1.325% and for base rate loans would be 0.325%. In addition, the Companies are required to pay the lenders a facility fee on the aggregate revolving commitments of the lenders (or the outstanding amount of loans, as applicable) at a rate per annum which is based on the debt ratings of RJF. Based on the current debt rating of RJF, the facility fee would be 0.175%.

The Credit Agreement contains customary restrictive covenants on the Companies and their subsidiaries. Restrictive covenants in the Credit Agreement include prohibitions on the following: creating, incurring, assuming or suffering to exist liens; making investments; incurring additional subsidiary debt; entering into mergers, dissolutions, liquidations and consolidations; dispositions of assets; restricted payments; change in nature of the business; transactions with affiliates; burdensome agreements; use of proceeds; sanctions; and anti-corruption laws. Many of these restrictions are subject, however, to materiality thresholds and other exceptions.

The Credit Agreement also includes the following financial covenants applicable to RJF: (i) the ratio of consolidated funded debt of RJF and its subsidiaries to consolidated total capitalization of RJF and its subsidiaries not to be greater than 0.35 to 1.00; (ii) consolidated tangible net worth of RJF and its subsidiaries not to be less than the sum of $4,133,000,000 plus 50% of net cash proceeds from the issuance of equity interests plus 50% of consolidated net income of RJF and its subsidiaries, if positive; and (iii) RJF shall not permit RJA to allow its month-end net capital ratio of to be less than 10%; and the Credit Agreement includes the following financial covenants applicable to RJA: (i) the month-end net capital ratio of RJA not to be less than 10% and (ii) consolidated tangible net worth of RJA and its subsidiaries not to be less than the sum of $1,687,000,000.

The Credit Agreement contains customary provisions regarding events of default which could result in acceleration, increase in amounts due or other remedies. Such events of default include the following: non-payment; failure to comply with covenants; material inaccuracy of representations and warranties; cross-default to other debt; bankruptcy or insolvency proceedings; judgments; ERISA matters; invalidity of loan documents; and change of control. Many of these events of default are subject, however, to materiality thresholds, grace periods and other exceptions.

The lenders (and their respective affiliates) may have provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, leasing, foreign exchange, trust or other advisory services to the Companies and their subsidiaries and affiliates. These parties may have received, and may in the future receive, customary compensation for these services.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Credit Agreement is being filed in order to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this Current Report on Form 8-K, the Credit Agreement is not intended to be a source of factual, business or operational information about the parties. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their affiliate.

RJF issued a press release announcing entry into the Credit Agreement on February 20, 2019, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.

10.1 Credit Agreement, dated as of February 19, 2019, among Raymond James Financial, Inc., Raymond James & Associates, Inc., the Lenders party thereto and Bank of America, N.A.

99.1 Press release, dated February 20, 2019, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	February 21, 2019	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
and Chief Financial Officer